Exhibit 10.2

CONSULTING AGREEMENT
(2014)

This CONSULTING AGREEMENT (2014) (the “Agreement”) effective as of April 1, 2014 (“Effective Date”), by and between Eos Petro, Inc., a Nevada corporation, with its principal offices located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067 (the “Company”) and Mark Bitter, an individual with the principal address located 1050 Phillips Park Drive, Mt. Pleasant, SC  29464  (“Consultant”). The Company and Consultant are each a “Party” to this Agreement and are sometimes collectively referred to as the “Parties.”

WHEREAS the Company desires to engage Consultant to furnish certain advice regarding business and financing activities of the Company (the “Services”), and Consultant is willing and able to perform such Services on behalf of the Company for the consideration and on the terms and conditions set forth below in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Term. The Company hereby engages Consultant as an independent contractor, and Consultant hereby agrees to be so engaged, to provide Services related to the Company.  Unless earlier terminated as provided in this Agreement, the term of this Agreement shall be for twelve (12) months commencing from the Effective Date.  The applicable term of this Agreement is referred to herein as the “Term.”

2.           Services.  The Services to be provided by Consultant pursuant to the terms of this Agreement are such matters relating to the business and financial affairs of the Company as the executive officers of the Company shall from time to time reasonably request.

3.           Work Product.  Consultant acknowledges and agrees that all right, title and interest in and to the product of all work performed by Consultant pursuant to this Agreement (the “Work Product”) shall belong to and shall upon its creation become the exclusive property of the Company.  All Work Product shall be deemed a “work made for hire” to the full extent of that doctrine under the laws of the United States of America and of all foreign nations having the same or a similar law or doctrine. Further, Consultant hereby irrevocably and in perpetuity assigns all of its right, title and interest in and to all Work Product. Consultant covenants and agrees to timely execute upon the Company’s written demand any and all documents necessary or appropriate to confirm, perfect and protect the Company’s rights as owner in and to all Work Product.  In the event that Consultant wrongfully refuses or is unable to execute any such documents. Consultant hereby irrevocably appoints the Company as Consultant’s attorney-in-fact with power and authority to execute any such documents on behalf of and in the name and place of Consultant, which power is coupled with an interest

4.           Independent Contractor Relationship.  The Parties acknowledge and agree that Consultant is an independent contractor and not an employee, agent, broker, dealer, joint venturer or partner of the Company.  Consultant and the Company intend that Consultant is not an employee for state or federal tax purposes.  Consultant has no authority to represent itself as an agent or employee of the Company or to obligate, bind or commit the Company to any agreement, arrangement, proposal, partnership, transaction or opportunity (collectively, an “Opportunity”) without the prior written approval of the Company’s Chief Executive Officer or Board of Directors.

5.           Compensation.   In consideration for Consultant entering into and performing the Services under this Agreement, Consultant shall receive during the Term (collectively referred to herein as the “Compensation”):

(i)           A signing bonus of $2,500.00, which Consultant acknowledges he has already received from the Company on or prior to the date of this Agreement.

(ii)           The Warrant to Purchase 20,000 Shares of Common Stock of Eos Petro, Inc. attached hereto as Exhibit A (the “Warrant”). The Warrants shall be subject to the Lock-Up/Leak-Out attached hereto as Exhibit B and have the Piggyback Registration Rights set forth in the agreement attached hereto as Exhibit C.

(iii)           Upon the closing and public announcement by the Company (through filing of a public disclosure document with the Securities and Exchange Commission) of the first Financing of the Company after the Effective Date hereof, the Company shall pay to Consultant a one-time fee of $17,500.00 (the “Consulting Payment”). No such Consulting Payment shall be due by the Company unless and until the Company receives the total funds from the closing of a qualifying Financing. For purposes of this Agreement, a “Financing” shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, Company receives new debt, hybrid or equity capital or any similar transaction, in an amount of $1,000,000 or more. For the avoidance of doubt, the Parties hereby acknowledge that the Consulting Payment is only a one-time payment, and after made upon the occurrence of the Financing, no additional Compensation shall be owed to Consultant for any subsequent Financings.

Consultant and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and the Consultant has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to Consultant’s Compensation.  The Consultant understands that it (and not the Company) shall be responsible for its own tax liabilities and any tax reporting obligations that may arise as a result of receiving such Compensation.

Consultant hereby represents and warrants that the Warrant, and all shares issuable thereunder, is being acquired for the account of Consultant for investment and not with a view to, or for resale in connection with, the distribution thereof and that Consultant has no present intention of distributing or reselling the Warrant or the shares issuable thereunder, all except as in compliance with applicable securities laws, and that Consultant is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Simultaneously with the execution of this Agreement, and as a condition to the issuance and delivery of the Warrant, Consultant and Company shall sign and deliver the Lock-Up/Leak-Out Agreement attached hereto as Exhibit B and the Registration Rights Agreement attached hereto as Exhibit C.

6.           Expenses.  The Company agrees to reimburse Consultant for all actual and reasonable out-of-pocket expenses incurred in connection with the performance of Services and that have been pre-approved in writing by the Chief Executive Officer or the Board of Directors of the Company.  Consultant agrees that it is solely responsible for and will indemnify, defend, and hold the Company harmless from, any actions, proceedings, claims or demands for the payment of any taxes, interest, penalties, levies or assessments applicable to the expenses reimbursed under this Agreement.

7.           Special Skill and Time Devoted to Services.   This Agreement is a personal services agreement and calls for all Services to be performed exclusively by Consultant or designees of Consultant as shall be approved in advance by the Company.  Consultant represents and warrants that it has the special skill and professional competence, expertise and experience to perform the Services and that it, and such designees thereof as shall be approved by the Company, will perform the Services on behalf of Consultant.  Consultant shall be solely and exclusively responsible for the performance of Services by, and for compensating, any designees appointed by Consultant pursuant to this Paragraph 7.  Consultant retains the right to perform services for other parties while this Agreement is in effect, except that Consultant shall not perform services that would in any way interfere with the performance of the Services described herein, as more fully set forth in Representations and Warranties of Consultant in Paragraph 11(i) hereof.  Consultant agrees to devote such time to the business of the Company as is reasonably necessary to provide the Services and to perform the Services in a diligent, efficient, competent and skillful manner commensurate with the highest standards of its profession. Consultant agrees to comply with all applicable federal, state, and local laws and regulations. If, by any act of negligence or gross or willful misconduct, Consultant violates any such laws or regulations, Consultant agrees to indemnify and hold harmless from and against any claim, demand, right, damage, debt, liability, action, cause of action, cost or expense, including attorneys’ fees actually paid or incurred, arising out of such violation.

8.           Termination of Term or Engagement.  Consultant’s engagement hereunder shall terminate immediately upon the dissolution of the Company or death of Consultant or upon termination of the Term.  Each Party may terminate the Term at any time, with or without reason, upon thirty (30) calendar days’ written notice to the other Party; provided, however, that: (i) in the event of any breach or threatened breach of this Agreement by Consultant, the Company may terminate this Agreement with immediate effect upon delivery of written notice to Consultant; (ii) if this Agreement expires or terminates before the occurrence of a qualifying Financing, the Company’s obligation to pay the Consulting the Compensation upon completion of the next Financing, as set forth in Section 5(iii) above, shall survive.

9.           Confidential Information.  “Confidential Information” means:   (i) any information disclosed by the Company to Consultant, either directly or indirectly, in writing, orally or by inspection of tangible objects that has been designated by the Company as “confidential,” either in writing or orally, prior to, at or promptly after the time of disclosure, or that Consultant clearly understands by the nature of the information to be confidential, proprietary information of the Company; and (ii) any information obtained or derived by Consultant, directly or indirectly, through inspection, examination, review or analysis of the such information.  Confidential Information may also include information of a third party that is in the possession of the Company and is disclosed to Consultant.  Confidential Information does not include information: (x) that is or becomes publicly known without any breach of this Agreement; or (y) that is independently developed by Consultant without use of any Confidential Information (Consultant shall bear the burden of establishing the applicability of this exception by competent evidence).

Consultant shall not, without the prior written consent of the Company:  (a) use Confidential Information for any purpose other than to perform the Services; (b) disclose Confidential Information to any third party other than to those representatives of Consultant: (i) who need access to Confidential Information to assist Consultant perform the Services; and (ii) who have agreed in writing to be bound by this Agreement; (c) reverse engineer the function or mechanism of any Confidential Information; (d) make any copies of Confidential Information; (e) enter into a transaction with any third party, the existence of or opportunity for which was first disclosed by the Company to Consultant as Confidential Information; or (f) remove any Confidential  Information  Company’s  premises.  Immediately  upon  termination  of the Term, Consultant shall return to the Company and delete from any personal computer or other device all originals and all copies of any Company property, Confidential Information, and all materials, documents, notes, manuals, computer disks, computers or lists containing or embodying Confidential Information, or relating directly or indirectly to the business of Company,  which  are  in  Consultant’s  possession  or  control. Consultant  specifically acknowledges that the Company’s possession of its Confidential Information gives the Company a competitive advantage over other companies or persons who do not possess such Confidential Information, and therefore, that any disclosure to or use of Confidential Information by persons not engaged by the Company or who are not authorized by the Company to receive or use the information will cause harm to the Company and provides such persons an unfair competitive advantage which they would not have had without the use of having obtained access to such Confidential Information.

Consultant further acknowledges and agrees that certain or all of the Confidential Information may be deemed “material, non-public information” under applicable federal and state securities laws, rules and regulations.  Consultant acknowledges that it is aware that United States securities laws would prohibit any person who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Consultant will not use or permit any third party to use any Confidential Information in contravention of United States securities laws. Consultant will not purchase, sell, trade, transfer or otherwise transact in the Company’s securities while in possession of any Confidential Information.

10.           Injunctive Relief.  Consultant agrees that its violation or threatened violation of any of the provisions of Paragraph 9 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Consultant from any violation or threatened violation of such provisions and compelling Consultant to comply with such provisions. This Paragraph 10 shall not affect or limit, and the injunctive relief provided in this Paragraph 10 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Consultant.

11.           Representations and Warranties.

(i)           Consultant represents, warrants, covenants and agrees that: (1) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that it is not engaged in the securities brokerage business; (2) the Consultant provides consulting advisory services; (3) the services rendered by it under this Agreement do not and will not be of the nature of services that require Consultant to be registered with FINRA or otherwise registered or licensed as a broker-dealer; (4) it has a right to enter into this Agreement; (5) it is not a party to any agreement or understanding, oral or written, which would prohibit, or interfere with, performance of his obligations under this Agreement; (6) it will not use in the performance of its obligations hereunder any proprietary information of any other party which it is legally prohibited from using; (7) it has disclosed to the Company any other agreements and/or circumstances which Consultant recognizes or with the exercise of reasonable care should recognize, create any actual or potential conflicts of interest between such other agreement or circumstance, on the one hand, and Consultant’s performance of its obligations under this Agreement, on the other hand; and (8) it agrees to act in the best interests of the Company and do or perform no act that could potentially injure the Company’s business, prospects, interests or reputation.

(ii)           The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The Company further represents, warrants and agrees that this Agreement: (1) has been duly authorized by its Board of Directors and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder; (2) does not require the consent of any third party; and (3) does not violate any law, regulation, rule or material agreement, mortgage, bond, pledge, note or other instrument to which it or its properties are bound.

12.           Company Information.  The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Consultant will use and rely on data, material and other information furnished to the Consultant by the Company.  The Company acknowledges and agrees that in performing its services under this engagement, the Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.  In addition, in the performance of its services, the Consultant may look to such others for such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Consultant shall in good faith deem appropriate.  The Parties further acknowledge that the Consultant undertakes no responsibility for the accuracy of any statements to be made by Company management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission.

13.           Notices.                      Any notice, consent or any other communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 13, to the parties at their respective addresses set forth at the beginning of this Agreement or by fax to the Company at (310) 277-0591 or via email to Consultant at mark.j.bitter1@gmail.com, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company.  Either Party may, by like notice, change the person, address or telecopier number to which notice is to be sent.

14.           Consultant’s Liability and Indemnification.  In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant’s material breach of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of the Consultant or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder.  Should the Consultant be found liable for any acts or omissions, the liability of the Consultant pursuant to this Agreement shall be limited to the aggregate fees received by the Consultant hereunder, which shall not include any liability for incidental, consequential or punitive damages.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of California without regard to the conflicts of laws principles thereof.  The Parties hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the County of Los Angeles, State of California.  By its execution hereof, each Party hereby covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the County of Los Angeles, State of California and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon it or its agent, return receipt requested, with the same full force and effect as if personally served upon it.  Each Party waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.  In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

16.           Severability.  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement so that it complies with applicable law.

17.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Company and Consultant as to the subject matter hereof, superseding all prior written or prior or contemporaneous oral understandings or agreements including any previous agreements, or understandings with respect to the subject matter covered in this Agreement.  This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both Parties in the case of a modification or amendment or by the Party granting the waiver.  No course of conduct or dealing between the Parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement.  The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

18.           Assignment, Successors and Assigns.  Consultant has no right to assign, delegate, or otherwise transfer this Agreement, or any of Consultant’s rights, duties, or any other interests in this Agreement to any party, and any purported assignment will be null and void.  The Company may, without notice to Consultant and without Consultant’s prior consent or approval, assign, delegate, and transfer its rights and obligations under this Agreement to any successor corporation or entity which continues the business of the Company or a substantial portion thereof.  This Agreement will inure to and be binding upon each of the Parties and their respective legal representatives, heirs, successors, and permissible assigns, but this provision is not intended to modify the restrictions on assignment by Consultant set forth above.  Without limitation on the foregoing, the Company shall have the right to assign or transfer any of its rights hereunder.

19.           Headings.  The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

20.           Waivers.  No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof.  No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring.  Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing.  All remedies afforded to either Party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such Party of any other rights or the seeking of any other rights or remedies against any other Party.

21.           Representation by Counsel.  Each Party has had the opportunity to be represented by and have its legal counsel review and seek to revise this Agreement, and this Agreement therefore shall not be interpreted against any Party as the drafter.

22.           Execution.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Facsimile, PDF or other electronic signatures shall be accepted by the Parties as originals.

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement (2014) as of the date first above written.

Company:

EOS PETRO, INC.

By: /s/ Nikolas Konstant
Nikolas Konstant, President

Consultant:

Mark Bitter

By: /s/ Mark Bitter
Mark Bitter, an individual

EXHIBIT A

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. ___________

April 1, 2014 (“Issue Date”)

EOS PETRO, INC.

WARRANT TO PURCHASE COMMON STOCK

****20,000 Shares of Common Stock****

THIS WARRANT CERTIFIES THAT, for value received, Mark Bitter or registered assigns (the “Holder”), is entitled to subscribe for and purchase from Eos Petro, Inc., a Nevada corporation (the “Company”), up to and including the number of fully paid and nonassessable shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company set forth above, at the exercise price of $6.00 per share ( the “Warrant Exercise Price”) (and as adjusted from time to time pursuant to Section III hereof), at any time or from time to time from and after May 1, 2014 (the “Vesting Date”) and prior to or upon May 1, 2017 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth:

I.      Method of Exercise; Cash Payment; Issuance of New Warrant.

A.         Subject to the provisions of this Warrant, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time at any time from and after the Vesting Date, at the election of the Holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal executive offices of the Company and accompanied by payment to the Company, by wire transfer to an account designated by the Company, of an amount equal to the then applicable Warrant Exercise Price multiplied by the number of Warrant Shares then being purchased.

B.         The person or persons in whose name(s) any certificate(s) representing the shares of the Company’s capital stock to be issued upon exercise of this Warrant (the “Warrant Shares”) shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof as soon as possible and in any event within twenty (20) days after such exercise and, unless this Warrant has been fully exercised or expired, a new warrant having the same terms as this Warrant and representing the remaining portion of such shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such 20-day period.

II.                 Reservation of Shares.   During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

III.            Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment to the nearest whole share (one-half and greater being rounded upward) and nearest cent (one-half cent and greater being rounded upward) from time to time upon the occurrence of certain events, as follows.  Each of the adjustments provided by the subsections below shall be deemed separate adjustments and any adjustment of this Warrant pursuant to one subsection of this Section III shall preclude additional adjustments for the same event or transaction by the remaining subsections.

A.      Reclassification.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) into the same or a different number or class of securities, the Company shall duly execute and deliver to the Holder of this Warrant a new warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of shares then purchasable under this Warrant.  The Company shall deliver such new warrant as soon as possible and in any event within 20 days after such reclassification or change.  Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section III.  The provisions of this subparagraph (A) shall similarly apply to successive reclassifications or changes.

B.      Stock Splits or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split) or combine (by reverse stock split) its outstanding shares of capital stock of the class into which this Warrant is exercisable, the Warrant Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, and in each case to the nearest whole share, effective at the close of business on the date the subdivision or combination becomes effective.  The provisions of this subparagraph (B) shall similarly apply to successive subdivisions or combinations of outstanding shares of capital stock into which this Warrant is exercisable.

C.      Common Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then (i) the Warrant Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution (the “Record Date”), to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately adjusted, to the nearest whole share, from and after the Record Date by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such Record Date by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution.  The provisions of this subparagraph (C) shall similarly apply to successive Common Stock dividends by the Company.

IV.           Notice of Adjustments.  Whenever the Warrant Exercise Price or the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section III above, the Company shall deliver a written notice, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall use commercially reasonable efforts to cause copies of such notice to be delivered to the Holder of this Warrant within twenty (20) days after the occurrence of the event resulting in such adjustment at such Holder’s last known address in accordance with Section IX hereof.

V.           Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

VI.      Compliance with Securities Act of 1933; Transfer of Warrant or Shares.

A.      Compliance with Securities Act of 1933.  The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, the Warrant Shares and the capital stock issuable upon conversion of the Warrant Shares (collectively, the “Securities”) are being acquired for investment and that such holder will not offer, sell, transfer or otherwise dispose of the Securities except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws.  Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  The Warrant Shares (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Such legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

B.      Transferability of the Warrant.  Notwithstanding anything herein to the contrary, the Warrants shall be transferable to any other person with the prior written consent of the Company, which shall not be unreasonably withheld.

C.      Method of Transfer.  With respect to any offer, sale, transfer or other disposition of the Securities, the Holder hereof shall prior to such offer, sale, transfer or other disposition:

(i)            surrender this Warrant or certificate representing Warrant Shares at the principal executive offices of the Company or provide evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant or certificate representing Warrant Shares and an indemnity agreement reasonable satisfactory to the Company,

(ii)            pay any applicable transfer taxes or establish to the satisfaction of the Company that such taxes have been paid,

(iii)            deliver a written assignment to the Company in substantially the form attached hereto as Exhibit B or appropriate stock power duly completed and executed prior to transfer, describing briefly the manner thereof, and

(iv)            deliver evidence, including a written opinion of such Holder’s counsel if reasonably requested by the Company, to the effect that such offer, sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of the Securities.

           As soon as reasonably practicable after receiving the items set forth above, the Company shall notify the Holder that it may sell, transfer or otherwise dispose of the Securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section VI.C. that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details of such determination.  Notwithstanding the foregoing, the Securities may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act if the Company satisfied the provisions thereof and provided that the Holder shall furnish such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.  Each certificate representing this Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144 or an effective registration statement) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with applicable federal and state securities laws, unless in the aforesaid opinion of counsel to the Holder and to the reasonable satisfaction of the Company, such legend is not required in order to ensure compliance with such laws.  Upon any partial transfer of this Warrant, the Company will issue and deliver to such new holder a new warrant (in form and substance similar to this Warrant) with respect to the portion transferred and will issue and deliver to the Holder a new warrant (in form and substance similar to this Warrant) with respect to the portion not transferred as soon as possible and in any event within 20 days after such transfer.

VII.           No Rights as Shareholders; Information.  Prior to exercise of this Warrant, the  Holder of this Warrant, as such, shall not be entitled to vote the Warrant Shares or receive dividends on or be deemed the holder of such shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. Holder of this Warrant shall be granted certain piggyback registration rights, as further set forth in a Registration Rights Agreement executed between the parties on or prior to the Issue Date.

VIII.           Modification and Waiver; Effect of Amendment or Waiver.  This Warrant and any provision hereof may be modified, amended, waived, discharged or terminated only by an instrument in writing, designated as an amendment to this Warrant and executed by a duly authorized officer of the Company and the Holder of this Warrant.  Any waiver or amendment effected in accordance with this Section VIII shall be binding upon the Holder, each future holder of this Warrant or of any shares purchased under this Warrant (including securities into which such shares have been converted) and the Company.

IX.      Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be in the manner set forth in the Note Purchase Agreement.

X.      Reorganizations.  In case of any reorganization of the Company, or in case of the consolidation or merger of the Company with or into any other legal entity (other than a merger or consolidation in which the Company is the continuing legal entity) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other legal entity (collectively, "Reorganizations"), each Warrant shall after such Reorganization be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the stock or other securities or property (including cash) to which a holder of the number of Common Shares purchasable (at the time of such Reorganization) upon exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization; and in any such case, if necessary, the provisions set forth in this Section X with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such stock or other securities or property thereafter deliverable upon exercise of the Warrants.

XI.           Lost Warrants or Stock Certificates.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such mutilated Warrant or stock certificate, the Company will issue and deliver a new warrant (containing the same terms as this Warrant) or stock certificate, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

XII.           Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

XIII.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without reference to principles governing choice or conflicts of laws.

XIV.           Entire Agreement.  This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

XV.           No Impairment.  The Company will not, by an voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all the provisions of this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

XVI.           Issue Taxes.  The Company shall pay any and all issue and other taxes payable in respect of any issue or delivery of Common Stock upon the exercise of this Warrant that may be imposed under the laws of the United States of America or by any state, political subdivision or taxing authority of the United States of America; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Common Stock in a name other than that of the registered holder of such Warrant, and no such issue or delivery shall be made unless and until the person or entity requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

XVII.           Severability.  In the event that any one or more of the provisions contained in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Warrant and such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, which shall remain in full force and effect.

XVIII.           Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the Holder hereof shall survive the Issue Date of this Warrant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the Holder hereof contained herein shall survive indefinitely, until by their respective terms, they are no longer operative.

XIX.           Counterparts.  This Warrant may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

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           IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the issue date of this Warrant by its duly authorized officers.

EOS PETRO, INC.
a Nevada corporation

By:   /s/ Nikolas Konstant
Name:  Nikolas Konstant
Title:  President

EXHIBIT A

NOTICE OF EXERCISE

To:  EOS PETRO, INC. (the “Company”)

1.      The undersigned hereby elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith:

           ____           payment of the purchase price of such shares in full

2.      Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

_________________________________________
(Name)
_________________________________________
(Address)
_________________________________________
(City, State)

3.      The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws, and that the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.
_______________
          (Date)
__________________________________________
        (Signature)

NOTICE: Signature must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of capital stock are to be issued, or securities are to be delivered, other than to or in the name of the registered holder of this Warrant. In addition, signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.

EXHIBIT B

FORM OF ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto _______________________ whose address is _______________________________________  and whose taxpayer identification number is _________________the undersigned’s right, title and interest in and to the Warrant issued by Eos Petro, Inc., a Nevada corporation (the “Company”) to purchase _______ shares of the Company’s Common Stock, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

In connection with such sale, assignment, transfer or other disposition of this Warrant, the undersigned hereby confirms that:
☐
such sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of this Warrant or the shares of capital stock of the Company issuable thereunder and has attached hereto a written opinion of the undersigned’s counsel to that effect; or

☐	such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended, and registered and/or qualified under all applicable state securities laws.

_______________
          (Date)
____________________________________
        (Signature)

NOTICE: Signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.

EXHIBIT B

LOCK-UP/LEAK-OUT AGREEMENT

This LOCK-UP/LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2014 (the “Effective Time”), by and between Eos Petro, Inc., a Nevada corporation (the “Company”) on one hand, and Mark J Bitter on the other hand (“Shareholder”). For all purposes of this Agreement, “Shareholder” includes any affiliate or controlling person of Shareholder, and any other agent, representative or other person with whom Shareholder is acting in concert.

RECITALS

A.           The Shareholder has agreed to enter into this Agreement, which shall restrict the public sale, assignment, transfer, conveyance, hypothecation or alienation of all shares of the Company’s common stock whether now beneficially owned or hereafter acquired (by any means whatsoever) by the Shareholder (the foregoing shares, collectively, the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Except as otherwise expressly provided herein, and except as Shareholder may otherwise be restricted from selling its Shares under applicable securities laws, rules and regulations, commencing on the Effective Time and ending on the earlier to occur of:  (a) September 1, 2014; or (b) the day on which the Company is successfully listed and begins trading on either The NASDAQ Global Select Market or The NASDAQ Global Market operated by NASDAQ OMX Group, Inc., the New York Stock Exchange operated by NYSE Euronext, the NYSE Amex Market operated by NYSE, or any successor or equivalent thereto (such successful listing an “Uplisting”), during such period (the “Lock-Up Period”), Shareholder may only publicly sell its Shares subject to the following conditions:

1.1           During the Lock-Up Period, if the Company applies for an Uplisting, the Company shall provide written notice to the Shareholder no later than five business days from the time it applies for the Uplisting, and such notice shall set forth the date of the Uplisting application. Commencing on the date that is thirty calendar days after the date of the Uplisting application, Shareholder may publicly sell up to ten percent (10.0%) of the Shares beneficially owned by such Shareholder as of the date of the Uplisting application.

1.2            All Shares subject to this Agreement will bear an applicable legend referencing this Agreement and will be subject to irrevocable instructions delivered to the transfer agent concurrently herewith in form and substance satisfactory to the Shareholder to ensure prompt compliance with the terms of this Agreement, including providing for releases of the Shares or removal of legends as set forth in such instructions.  Such instructions will include a direction requiring the transfer agent to deliver to each party to this Agreement upon request a report setting forth the shareholdings of each party hereto and any transfers of such shares that may have occurred.

1.3           The Shareholder agrees that it will not, directly or indirectly, engage in any short selling, hypothecation of Shares or by any other manner or method sell or lend Shares, other than as permitted in this Agreement, that would be averse to the publicly traded shares of the Company during the Lock-Up Period.

1.4           Any transferee of any of the Shares covered by this Agreement, other than purchasers in transactions in accordance with Section 1.1 or purchasers in transactions permitted under a waiver by the Company pursuant to Section 2, shall be subject to all of the terms and conditions of this Agreement, including, without limitation, all restrictions on the resale of such Shares, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein.

1.5           Any purported transfer of Shares in violation of this Agreement shall be void and of no force or effect, and no such transfer shall be made or recorded on the books of the Company.

2.           Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive in advance by writing any of the conditions or restrictions contained herein.

3.           In the event of:  (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such transaction and the Shares restricted pursuant hereby shall be released from such restrictions.

4.           Except as otherwise provided in this Agreement or any other agreements between the parties hereto, the Shareholder shall be entitled to its respective beneficial rights of ownership of the Shares, including the right to vote the Shares for any and all purposes.

5.           All notices and other communications hereunder shall be in writing and shall be acceptable if (a) delivered personally or by telecopy, or (b) if sent by registered or certified mail (return receipt requested) and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the addresses set forth below the parties’ signatures to this Agreement or at such other address for a party as shall be specified by like notice. All notices shall be deemed to be given on the same day if delivered by hand or telecopy or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

6.           The resale restrictions on the Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations. Subject to the restrictions contained in Section 1 above, during the Lock-Up Period all Shares publicly sold shall only be sold in accordance with Section 4(1) of the Securities Act of 1933, as amended, including, if applicable, the provisions of Rule 144. Shareholder acknowledges that the Shares may be “restricted securities” as such term is defined in Rule 144, and that each Shareholder may be prohibited from selling the Shares under Rule 144 until all conditions of Rule 144 have been satisfied at the time of any proposed sale.

7.           If the Company or Shareholder fails to fully adhere to the terms and conditions of this Agreement, such party shall be liable to the other party hereto for any damages suffered by any party hereto by reason of any such breach of the terms and conditions hereof.  Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by that Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, the non-defaulting party may seek a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or its other shareholders may suffer as a result of any breach or continuation thereof.

8.           This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9.           This Agreement shall be governed by and construed in accordance with the laws of the State of California and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts sitting in Los Angeles County only, and each submits itself to the jurisdiction of such courts for all purposes hereunder.  In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

11.                      Shareholder represents that before executing this Agreement he or she had the opportunity to consult with competent legal counsel of his or her own choosing, carefully read the Agreement, and has been fully and fairly advised as to its terms.  The parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

12.           This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement.  The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by facsimile, electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the parties transmitted by facsimile or scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the parties hereto.

13.           In case any one or more of the provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-Up/Leak-Out Agreement as of the day and year first above written.

“COMPANY”

EOS PETRO, INC.,

By:         /s/ Nikolas Konstant

    Its:   ____________________________________

Mailing Address for Notice:
Eos Petro, Inc., Attn: Nikolas Konstant
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067

 “SHAREHOLDER”

By:         /s/ Mark bitter

Its: An individual
Mailing Address for Notice:
1050 Phillips Park Drive
Mt. Pleasant, SC  29464

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EOS PETRO, INC.,
a Nevada corporation

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 1, 2014 by and among EOS Petro, Inc., a Nevada corporation (the “Company”), and Mark J Bitter, a(n) Individual (the “Investor”).

WHEREAS, in connection with the Consulting Agreement dated April 1, 2014 between the Company and Investor (the “Consulting Agreement”), the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, a Warrant to Purchase 20,000 Shares of Common Stock of Eos Petro, Inc. the “Warrant,” which is convertible into restricted shares of common stock of the Company, par value $0.0001 (the “Shares”), all upon the terms and conditions set forth in the Warrant; and

WHEREAS, as additional consideration for the purchase of the Warrant, the Company and the Investor have agreed to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 4.

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that in no event shall the Investor be deemed an Affiliate of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of California are not required to be open.

“Capital Stock” means, with respect to the Company, any and all shares, interests, participations or other equivalents (however designated) of capital stock issued by the Company, including each class of common stock and preferred stock of the Company.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization.  If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

“Company” has the meaning set forth in the introductory clause.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holdback Period” has the meaning set forth in Section 3.

“Indemnified Party” has the meaning set forth in Section 7(c).

“Indemnifying Party” has the meaning set forth in Section 7(c).

“Interruption Period” has the meaning set forth in Section 4.

“Investor” has the meaning set forth in the introductory clause; provided, however, that the term “Investor” shall not include any of the Investor that ceases to own or hold any shares of Common Stock.

“Losses” has the meaning set forth in Section 7(a).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A of The Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Shares” means the Shares of Common Stock underlying the Warrant subscribed for by the Investor unless: (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 144 or any other restrictions under the Securities Act or (iii) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (iii), such securities may be freely transferred without restriction under the Securities Act.

“Registration” means registration under the Securities Act of an offering of Registrable Shares pursuant to a Piggyback Registration.

“Registration Statement” means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre-effective amendments and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Underwritten Registration or Underwritten Offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

Piggyback Registration.

Right to Piggyback.  If at any time after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares, whether as a result of a primary or secondary offering of such securities or pursuant to registration rights granted to holders of other such securities of the Company (other than a Registration Statement (i) on Form S-4 or Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares or the securities into which the Registrable Shares then are convertible (to the extent that the Company has the right to include Registrable Shares in any Registration Statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Investor at least thirty (30) days before the anticipated filing date.  Such notice shall offer the Investor the opportunity to register such amount of Registrable Shares as they may request (a “Piggyback Registration”).  Subject to Section 2(b), the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after notice has been given to the Investor.  Each Investor shall be permitted to withdraw all or any portion of the Registrable Shares of such Investor from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

Priority on Primary Registration.  If a Piggyback Registration is an Underwritten Registration on behalf of the Company and the managing underwriter(s) of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then the Company shall include in such registration: (i) first, the securities that the Company proposes to sell, and (ii) second, the shares of the Company requested by the Investor to be included therein (pro rata in accordance with the number of Registrable Shares requested by the Investor to be included in such registration).  If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in the registration: (i) first, the securities that the Company proposes to sell, (ii) second, such Registrable Shares that the Investor had originally requested be included in the registration, and (iii) third, such other securities originally proposed for inclusion in such registration.

Priority on Secondary Registrations.  If a Piggyback Registration is an Underwritten Registration on behalf of holders of the Company's securities holders other than the Investor(s) of the Registrable Shares and the managing underwriter(s) of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then the Company shall include in such registration: (i) first, if such registration is being made on behalf of other stockholders of the Company exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights, and (ii) second, the Registrable Shares requested by the Investor to be included in such registration and other securities requested to be included in such registration (pro rata in accordance with the number of Registrable Shares requested by each Investor and holders of such other securities to be included in such registration).  If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in the registration such additional securities that the Investor of the Registrable Shares and other holders of securities had originally requested to be included in the registration (pro rata in accordance with the number of Registrable Shares requested by each Investor and holders of such other securities to be included in such registration).

Right To Abandon.  Nothing in this Section 2 shall create any liability on the part of the Company to the Investor if the Company in its sole discretion should decide not to file a Registration Statement proposed to be filed pursuant to Section 2(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that an Investor may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

Holdback Agreement.  If (i) the Company shall file a Registration Statement (other than in connection with the Registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a non-underwritten public offering by the Company pursuant to such Registration Statement) advises the Investor in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such Registration Statement) advises the Company in writing (in which case the Company shall notify the Investor) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Investor shall, to the extent not inconsistent with applicable law, refrain from, and agree in a writing to the Company and the underwriter or underwriters to refrain from, effecting any public sale or distribution of Registrable Shares during the ten (10) days prior to the effective date of such Registration Statement and until the earliest of: (A) the abandonment of such offering, (B) ninety (90) days from the effective date of such Registration Statement and (C) if such offering is an underwritten offering, the termination in whole or in part of any “hold back” period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a “Holdback Period”).

Registration Procedures.  In connection with the Registration obligations of the Company pursuant to and in accordance with Section 2 (and subject to Section 2), the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Section 2):

prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Investor' intended method or methods of distribution thereof, subject to the Company's right to terminate or abandon a Registration pursuant to Section 2(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that the Company shall permit the Investor and their counsel to review the Registration Statement within a reasonable period of time prior to filing the Registration Statement with the SEC and not file the Registration Statement in a form to which such counsel reasonably objects;

prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Investor of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing any amendments or supplements to the Registration Statement, the Company shall permit the Investor of Registrable Shares covered by such Registration Statement and their counsel to review such amendment or supplement within a reasonable period of time prior to filing such amendment or supplement with the SEC and not file such amendment or supplement in a form to which such counsel reasonably objects;

notify the Investor of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing: (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; provided, however, that the Company will not request acceleration of effectiveness without prior notice to the Investor' counsel, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Investor, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

furnish to the Investor of any Registrable Shares covered by such Registration Statement, and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Shares of such Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Investor of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

upon the occurrence of any event contemplated by clause (v) of 4(c), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement; and

if such offering is an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Investor of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection: (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Investor of the Registrable Shares being sold), addressed to each selling Investor of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to such Section.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require each Investor of Registrable Shares covered by a Registration Statement to furnish such information regarding such Investor and such Investor's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing.  If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Investor's Registrable Shares from such Registration Statement, provided, however, the Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless: (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) the Investor consents to the form and content of any such disclosure.  The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

Each Investor of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (ii), (iii), (iv) or (v) of Section 4(c), that such Investor shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(g), or until such Investor is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Investor shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

Each Investor covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

Registration Expenses.  Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including: (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including FINRA/reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Investor or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vi) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (vii) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement.  Notwithstanding the foregoing, the fees and expenses of any persons retained by any Investor, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by an Investor, will be payable by such Investor and the Company will have no obligation to pay any such amounts.

Underwriting Requirements.

In the case of any Underwritten Offering, pursuant to a Piggyback Registration, the Board of Directors of the Company shall select the institution or institutions that shall manage or lead such offering.  No Investor shall be entitled to participate in an Underwritten Offering unless and until such Investor has entered into an underwriting or other agreement (including a “holdback agreement” to the effect set forth in Section 3) with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine.

Indemnification.

Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Investor of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon: (i) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of securities, or (ii) any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Investor expressly for use therein; provided, however, that the Company shall not be liable to any such Investor to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if: (A) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Investor failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Investor to the person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided, further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if: (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Investor thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares.

Indemnification by Holder of Registrable Shares.  In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Investor to the Company expressly for use in such Registration Statement or Prospectus, provided, however, that the indemnification obligations of the Investor pursuant to this Section 7(b) shall be limited to a maximum amount equal to the cash proceeds actually received by the Investor pursuant to any public offering of securities in connection with such Registration Statement.

Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that: (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to clause (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent.  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

Contribution.  If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), an Indemnifying Party that is an Investor shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Investor from the sale of the Registrable Shares sold by such Investor (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Transfer of Registration Rights.  None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto.  None of the rights of any Investor under this Agreement shall be transferred or assigned to any Person that acquires Registrable Shares in the event that and to the extent that such Person is eligible to resell such Registrable Shares pursuant to Rule 144(k) of the Securities Act or may otherwise resell such Registrable Shares pursuant to an exemption from the registration provisions of the Securities Act.

Miscellaneous.

Termination.  This Agreement and the obligations of the Company and the Investor hereunder (other than Section 7) shall terminate on the first date on which no Registrable Shares remain outstanding.

No Inconsistent Agreements.  The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or limits or impairs the rights granted to the Investor in this Agreement or otherwise conflicts with the provisions hereof.

Adjustments Affecting Registrable Shares.  The Company shall not take any action, or permit any change to occur, with respect to the Registrable Shares which would adversely affect the ability of the Investor to include such Registrable Shares in a registration undertaken pursuant to this Agreement.

Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the Investor or the Company shall be delivered by personal delivery, or shall be sent by certified United States mail, first-class postage prepaid or by overnight delivery using a nationally recognized courier service, to the Investor or the Company at the addresses as shown in the Consulting Agreement.  All such notices, requests, communications or other documents shall be deemed to have been received by the recipient: (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by a nationally recognized courier service, on the next Business Day subsequent to deposit with the courier and (iii) in the case of mailing, on the fourth Business Day following the date of deposit in the United States mails, first-class postage prepaid..

Separability.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforcibility shall not affect the remaining provisions hereof which shall remain in full force and effect.

Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least a majority in number of the Registrable Shares then outstanding.

Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

Expenses.  Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person and entity on this letter, which are delivered by facsimile, as constituting a duly authorized, irrevocable, actual, current delivery of this letter with original ink signatures of each such person and entity.

Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

Calculation of Time Periods.  Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

Further Assurances.  Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

“COMPANY” EOS PETRO, INC., a Nevada corporation By: /s/ Nikolas Konstant Name: Nikolas Konstant Title: CFO and Chairman of the Board	“INVESTOR” If an individual: By: _/s/ Mark Bitter Name:Mark J Bitter An Individual If an entity: ______________________ (Name of Entity) By: __________________________ Name: Title:

EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of April 1, 2014, among EOS Petro, Inc., a Nevada corporation (the “Company”), and the Investor, as amended and in effect from time to time (the “Registration Rights Agreement”).  Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of  20,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed under seal as of the date set forth below under the laws of ___________________.

Signature:
Name:
Title:

Accepted:

EOS PETRO, INC.,
a Nevada corporation

By: __________________________________
Name:   Nikolas Konstant
Title:  CFO and Chairman of the Board

Date:  ___________________, 2014